Exhibit 99.1

Consolidated Financial Statements
(In Canadian dollars)

FINANCIAL MODELS
COMPANY INC.

Years ended February 28, 2005, February 29, 2004 and
February 28, 2003

AUDITORS’ REPORT

To the Board of Directors of Financial Models Company Inc.

We have audited the consolidated balance sheets of Financial Models Company Inc. as at February 28, 2005 and February 29, 2004 and the consolidated statements of operations, deficit and cash flows for each of the years in the three-year period ended February 28, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2005 and February 29, 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended February 28, 2005 in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 17 to the consolidated financial statements.

/s/ KPMG LLP

Chartered Accountants

Toronto, Canada
April 8, 2005, except
as to note 18, which is
as of June 17, 2005

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA – U.S. REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company’s consolidated financial statements, such as the changes described in note 1(l) to the consolidated financial statements as at February 29, 2004 and for the year then ended and note 1(f) to the consolidated financial statements as at February 28, 2003 and for the year then ended. Our report to the Board of Directors dated April 8, 2005 is expressed in accordance with Canadian reporting standards, which do not require a reference to such changes in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/ KPMG LLP

Chartered Accountants

Toronto, Canada

April 8, 2005

FINANCIAL MODELS COMPANY INC.
Consolidated Balance Sheets
(In thousands of Canadian dollars)

February 28, 2005 and February 29, 2004

	2005	2004

Assets

Current assets:
Cash and cash equivalents	$33,953	$28,686
Accounts receivable	11,310	12,105
Prepaid expenses	1,577	1,788

	46,840	42,579

Property and equipment (note 2)	6,576	8,083

Goodwill	367	367

Investment tax credit recoverable	1,717	363

Future income taxes (note 11(d))	613	1,091

	$56,113	$52,483

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$15,391	$6,408
Income taxes payable	7	180
Deferred revenue	8,041	7,910

	23,439	14,498

Shareholders’ equity:
Capital stock (note 4)	38,545	38,873
Contributed surplus	251	89
Deficit	(6,403)	(1,033)
Cumulative translation adjustments	281	56

	32,674	37,985

	$56,113	$52,483

Commitments (note 13)
Contingencies (note 15)
Guarantees (note 16)
Subsequent events (note 18)

See accompanying notes to consolidated financial statements.

FINANCIAL MODELS COMPANY INC.
Consolidated Statements of Operations
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

	2005	2004	2003

Revenue:
Application services	$45,468	$44,497	$43,495
Licence sales	5,147	4,686	4,668
Licence maintenance	12,969	12,066	12,392
Professional services and other	8,330	11,152	15,765

	71,914	72,401	76,320

Cost of revenue	30,303	32,200	35,069

	41,611	40,201	41,251

Operating expenses:
Sales and marketing	8,977	9,457	9,796
Research and development	15,614	16,743	18,519
Administration	5,845	5,616	6,867
Corporate transaction costs (note 8)	10,583	–	–
Realignment charge (note 9)	–	738	904

	41,019	32,554	36,086

Earnings before the undernoted	592	7,647	5,165

Other income (expenses) (note 10)	(147)	177	(149)
Depreciation	(3,255)	(3,817)	(4,328)

Earnings (loss) before income taxes	(2,810)	4,007	688

Income taxes (note 11(a))	1,362	1,504	1,141

Net earnings (loss)	$(4,172)	$2,503	$(453)

Basic and diluted earnings (loss) per share	$(0.38)	$0.22	$(0.04)

Weighted average number of common and Class C shares outstanding:
Basic	11,023	11,314	11,558
Diluted (note 4(f))	11,023	11,404	11,558

See accompanying notes to consolidated financial statements.

FINANCIAL MODELS COMPANY INC.
Consolidated Statements of Deficit
(In thousands of Canadian dollars)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

	2005	2004	2003

Deficit, beginning of year	$(1,033)	$(2,739)	$(665)

Net earnings (loss)	(4,172)	2,503	(453)

Premium on redemption of common shares (note 4(c), (d) and (e))	(1,198)	(797)	(1,621)

Deficit, end of year	$(6,403)	$(1,033)	$(2,739)

See accompanying notes to consolidated financial statements.

FINANCIAL MODELS COMPANY INC.
Consolidated Statements of Cash Flows
(In thousands of Canadian dollars)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

	2005	2004	2003

Cash provided by (used in):

Operations:
Net earnings (loss)	$(4,172)	$2,503	$(453)
Items not involving cash:
Depreciation	3,255	3,817	4,328
Future income taxes	453	814	285
Stock compensation expense	162	89	–
Investment tax credits	(1,354)	(363)	–

	(1,656)	6,860	4,160
Change in non-cash operating working capital (note 12)	10,289	3,175	6,347

	8,633	10,035	10,507

Financing:
Issue of capital stock	677	285	393
Repurchase of common shares for cancellation	(2,203)	(1,517)	(3,450)

	(1,526)	(1,232)	(3,057)

Investments:
Additions to property and equipment, net	(1,840)	(3,274)	(1,703)

Increase in cash and cash equivalents	5,267	5,529	5,747

Cash and cash equivalents, beginning of year	28,686	23,157	17,410

Cash and cash equivalents, end of year	$33,953	$28,686	$23,157

Supplemental cash flow information:
Interest received	$563	$613	$454
Interest paid	–	–	91
Income taxes paid	1,300	910	1,824

See accompanying notes to consolidated financial statements.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

Financial Models Company Inc. (the “Company” or “FMC”) provides computer software and related services for investment management to institutional clients in Canada and, through subsidiaries, to institutional clients in the United States, Europe, Australia and other parts of the world.

1.	Significant accounting policies

(a)	Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary companies. Intercompany transactions and balances are eliminated on consolidation.

(b)	Basis of presentation and use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Significant areas requiring the use of estimates relate to depreciation rates for property and equipment, and valuation of goodwill and accounts receivable. Actual results could differ from those estimates. All references to a year in these financial statements relate to a fiscal year unless specifically expressed otherwise. The material differences between generally accepted accounting principles in Canada and the United States are described in note 17.

(c)	Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit with major financial institutions, with a remaining term to maturity of three months or less at the date of acquisition.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

1.	Significant accounting policies (continued)

(d)	Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Rates of depreciation applied to depreciate the cost of the property and equipment over their estimated useful lives on a straight-line basis are as follows:

Office furniture and equipment	20%
Computer equipment and software	25%
Leasehold improvements	Over term of lease

Effective March 1, 2003, the Company adopted The Canadian Institute of Chartered Accountants’ (“CICA”) new Handbook Section 3063, “Impairment or Disposal of Long-Lived Assets” and the revised Section 3475, “Disposal of Long-Lived Assets and Discontinued Operations”. These sections establish standards for recognizing, measuring and disclosing impairment for long-lived assets held for use, and for measuring and separately classifying assets available for sale.

Under the new standards, assets must be classified as either held for use or available for sale. An impairment loss is recognized when the carrying amount of an asset that is held and used exceeds the projected undiscounted future net cash flows expected from its use and disposal. The loss is measured as the amount by which the carrying amount of the asset exceeds its fair value, which is measured by discounted cash flows when quoted market prices are not available. For assets available for sale, an impairment loss is recognized when the carrying amount exceeds the fair value less costs to sell. Prior to March 1, 2003, the Company assessed and measured impairment by comparing the carrying amount to the undiscounted future cash flows the long-lived assets were expected to generate.

(e)	Research and development

Research costs are expensed as incurred. Costs related to development projects are deferred only when they meet the criteria set out under generally accepted accounting principles. To date, no development costs have been deferred.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

1.	Significant accounting policies (continued)

(f)	Goodwill from business combinations

Effective March 1, 2002, the Company adopted CICA Handbook Section 3062, “Goodwill and Other Intangible Assets”. The Company no longer amortizes goodwill, but instead, is required to evaluate goodwill annually or whenever events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable. Absent any triggering factors during the year, the Company conducts its goodwill assessment in the fourth quarter to correspond with its measurement planning cycle. Impairment is tested at the reporting unit level by comparing the reporting unit’s carrying amount to its fair value. The fair value of the reporting unit is estimated using a discounted cash flow approach. To the extent that a reporting unit’s carrying amount exceeds its fair value, an impairment of goodwill exists. Impairment is measured by comparing the fair value of goodwill, determined in a manner similar to a purchase price allocation, to its carrying amount.

During the fourth quarters of 2005, 2004 and 2003, the Company performed its annual goodwill impairment test. Revenue and expense projections used in determining the fair value of the reporting unit was based on management’s estimates, including estimates of current and future industry conditions. The Company determined there was no impairment for any of the periods as the reporting unit fair value exceeded carrying value.

Also, in connection with the standard’s adoption, the Company was required to assess whether goodwill was impaired as of March 1, 2002. The Company completed the transitional goodwill impairment assessment and determined that no impairment existed as of the date of the adoption.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

1.	Significant accounting policies (continued)

(g)	Revenue recognition

Revenue from licence sales is recognized when a contract has been executed with the customer, the software has been delivered to the customer, the licence fee is fixed and determinable, the collection of the resulting receivable is deemed reasonably assured and no significant vendor obligations remain. Licence sales that have been prepaid but do not yet qualify for revenue recognition are recorded as deferred revenue and recognized as revenue once revenue recognition criteria are met. Licence maintenance billings are recorded as deferred revenue and are recognized as revenue on a straight-line basis over the life of the maintenance agreement. Advance billings for maintenance services are netted against the related deferred revenue if both payment of the invoice and the commencement of the maintenance term have not occurred by year end. Revenue from application services and professional and other services is recognized as such services are provided to customers. Revenue recognized in accordance with the Company’s revenue recognition policies but unbilled at year end is reflected as accrued revenue on the consolidated balance sheets.

Where the Company enters into a multiple element arrangement (e.g., a sales arrangement, including delivered and undelivered software products, maintenance and professional services), the fees are allocated to each element based on vendor specific objective evidence (“VSOE”) of each element’s fair value. Where sufficient VSOE does not exist for undelivered elements, revenue for delivered elements is deferred until the earlier of when VSOE is established or when all elements in the arrangement have been delivered.

VSOE used in determining the fair value of licence revenue is generally based on the Company’s price list for the software product and is affected by factors, such as the number of servers and concurrent users, as well as the size, nature and geographic location of the customer. VSOE used in determining the fair value of implementation, training, consulting and other services is based on the standard hourly rates per diem for the type of service being provided. VSOE used in determining the fair value of maintenance and technical support is based on a percentage of the licence fee revenue.

Where the above criteria require revenue to be deferred to a future period, the associated direct costs incurred, if significant, are deferred until such time as revenue is recognized. Costs in excess of revenue deferred are expensed in the year.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

1.	Significant accounting policies (continued)

(h)	Investment tax credits

Investment tax credits are accounted for as a reduction of the related expenditure when the Company has reasonable assurance that the credit will be realized.

(i)	Foreign currency transactions

The Company’s foreign subsidiaries are considered to be self-sustaining operations. Accordingly, the Company utilizes the current rate method to translate the financial statements of these subsidiaries into Canadian dollars. Under the current rate method, the assets and liabilities of these subsidiaries are translated at the rates of exchange in effect at the consolidated balance sheet dates and revenue and expenses at the weighted average rates for the years. Exchange gains or losses arising from the translation of the financial statements of the self-sustaining foreign operations are deferred and included in cumulative translation adjustments as a separate component of shareholders’ equity.

Other foreign currency transactions included in these consolidated financial statements are translated into Canadian dollars at the rates of exchange in effect at the consolidated balance sheet dates in the case of monetary assets and liabilities and at the rates of exchange in effect on the date of transaction in the case of non-monetary assets and income and expenses. All gains and losses on translation of these foreign currency transactions are included in income.

(j)	Income taxes

Future income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss carryforwards. Future income tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized in the year that includes the substantive enactment date. A valuation allowance is recorded against any future income tax asset if it is not more likely than not that the asset will be realized. Income tax expense or benefit is the sum of the Company’s provision for current income taxes and the difference between opening and ending balances of future income tax assets and liabilities.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

1.	Significant accounting policies (continued)

(k)	Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net earnings (loss) by the weighted average number of shares outstanding during the reporting year. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share, except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of stock options, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options were exercised and that the proceeds from such exercises were used to acquire common stock at the average market price during the reporting years.

(l)	Stock-based compensation

During 2004, the Company prospectively adopted the recommendations of the amended Handbook Section 3870, “Stock-Based Compensation and Other Stock-Based Payments”, (“Section 3870”) for stock options issued during 2004. Section 3870 established standards for recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value-based method of accounting be applied to all stock-based payments to non-employees and to employee awards that are direct awards of stock that call for settlement in cash or other assets or are appreciation rights that call for settlement by the issuance of equity instruments. During 2005, the Company recorded stock-based compensation expense of $162 (2004 — $89), which is included within administration expense on the consolidated statements of operations. Prior to the adoption of the new standards of Section 3870, the Company accounted for stock-based compensation using the settlement method.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

1.	Significant accounting policies (continued)

The fair value of options issued by the Company in 2005, 2004 and 2003, for pro forma purposes, was determined using the Black-Scholes option pricing model using the following weighted-average assumptions:

	2005	2004	2003

Risk-free rate	4.07%	3.87%	4.74%
Dividend yield	–	–	–
Volatility factor of the expected market price of the Company’s shares	44%	48%	53%
Average expected option life — years	5.0	5.0	5.0
Weighted average grant date fair value per share of options issued	$3.20	$3.13	$2.78

The following table illustrates the effect on net earnings (loss) if the fair value-based method had been applied to stock options issued during 2003:

	2005	2004	2003

Net earnings (loss), as reported	$(4,172)	$2,503	$(453)
Stock-based compensation for options issued during 2003	(85)	(139)	(217)

Pro forma net earnings (loss)	$(4,257)	$2,364	$(670)

Earnings (loss) per share:
Basic and diluted, as reported	$(0.38)	$0.22	$(0.04)

Pro forma earnings (loss) per share:
Basic and diluted	$(0.39)	$0.21	$(0.06)

For additional information regarding the Company’s option plan, refer to note 5.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

1.	Significant accounting policies (continued)

(m)	Change in accounting policies

Asset retirement obligations

In March 2003, CICA issued Handbook Section 3110, “Asset Retirement Obligations”. The standard provides guidance for the recognition, measurement and disclosure of liabilities for asset retirement obligations and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of a tangible long-lived asset that results from acquisition, construction, development or normal operations. The standard requires the Company to record the fair value of a liability for an asset retirement obligation in the year in which it is incurred and when a reasonable estimate of fair value can be made. The standard describes the fair value of a liability for an asset retirement obligation as the amount at which that liability could be settled in a current transaction between willing parties, that is, other than in a forced or liquidation transaction. The Company is subsequently required to allocate that asset retirement cost to expense using a systematic and rational method over the asset’s useful life. The adoption of this standard did not have a material impact on the consolidated financial statements.

(n)	Recent accounting pronouncement

Consolidation of variable interest entities

In June 2003, the CICA issued Accounting Guideline AcG-15, “Consolidation of Variable Interest Entities” (“AcG-15”). AcG-15 addresses the consolidation of variable interest entities (“VIE”), entities which have insufficient equity at risk to finance their operations without additional subordinated financial support and/or entities whose equity investors lack one or more of the specified essential characteristics of a controlling financial interest. AcG-15 provides specific guidance for determining when an entity is a VIE and who, if anyone, should consolidate the VIE. AcG-15 will be effective for the Company’s 2006 fiscal year. The Company does not expect that AcG-15 will have an impact on its consolidated financial statements.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

2.	Property and equipment

		Accumulated	Net book
2005	Cost	depreciation	value

Office furniture and equipment	$1,270	$1,051	$219
Computer equipment and software	14,015	9,348	4,667
Leasehold improvements	3,170	1,480	1,690

	$18,455	$11,879	$6,576

		Accumulated	Net book
2004	Cost	depreciation	value

Office furniture and equipment	$4,650	$4,107	$543
Computer equipment and software	15,133	9,587	5,546
Leasehold improvements	3,254	1,260	1,994

	$23,037	$14,954	$8,083

3.	Bank facility

The Company has a credit facility totalling $8,000 with a Canadian bank, consisting of an operating line of credit in the amount of $6,000 and available letters of credit in the amount of $2,000. The facility is secured by a general security agreement conveying a first floating charge over the Company’s assets, a first fixed specific charge over certain of the Company’s equipment and a general assignment of accounts receivable. Several financial covenants are also required to be maintained. Amounts drawn bear interest at the bank’s prime rate or letter of credit rate, as applicable. At February 28, 2005, the Company had $152 (2004 — $166) in letters of guarantee outstanding. At February 28, 2005 and February 29, 2004, no amounts were drawn on the operating line of credit.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

4.	Capital stock

(a)	The authorized share capital of the Company at February 28, 2005 is as follows:

Unlimited common shares, voting Unlimited Class C shares, non-voting and convertible into common shares on a 1:1 basis at the option of the holder

(b)	The issued share capital of the Company is as follows:

	Number of shares
	Class C	Common

Balance, February 28, 2002	1,344	10,442
Repurchased for cancellation	–	(520)
Issued on exercise of options	–	102

Balance, February 28, 2003	1,344	10,024
Repurchased for cancellation	–	(204)
Issued on exercise of options	–	83

Balance, February 29, 2004	1,344	9,903
Repurchased for cancellation	–	(286)
Issued on exercise of options	–	80

Balance, February 28, 2005	1,344	9,697

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

4.	Capital stock (continued)

	Class C	Common
	shares	shares	Total

Balance, February 28, 2002	$4,002	$36,742	$40,744
Repurchased for cancellation	–	(1,829)	(1,829)
Issued on exercise of options	–	393	393

Balance, February 28, 2003	4,002	35,306	39,308
Repurchased for cancellation	–	(720)	(720)
Issued on exercise of options	–	285	285

Balance, February 29, 2004	4,002	34,871	38,873
Repurchased for cancellation	–	(1,005)	(1,005)
Issued on exercise of options	–	677	677

Balance, February 28, 2005	$4,002	$34,543	$38,545

(c)	During 2005, the Company completed the following capital stock transactions:

(i)	80 common shares were issued from treasury for cash proceeds of $677 following the exercise of 80 stock options (note 5).

(ii)	286 common shares were repurchased for cancellation for $2,203. The $1,198 excess of the repurchase price paid over the carrying value of the shares has been charged to deficit.

(d)	During 2004, the Company completed the following capital stock transactions:

(i)	83 common shares were issued from treasury for cash proceeds of $285 following the exercise of 83 stock options (note 5).

(ii)	204 common shares were repurchased for cancellation for $1,517. The $797 excess of the repurchase price paid over the carrying value of the shares has been charged to deficit.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

4.	Capital stock (continued)

(e)	During 2003, the Company completed the following capital stock transactions:

(i)	102 common shares were issued from treasury for cash proceeds of $393 following the exercise of 102 stock options (note 5).

(ii)	520 common shares were repurchased for cancellation for $3,450. The $1,621 excess of the repurchase price paid over the carrying value of the shares has been charged to deficit.

(f)	As a result of net losses for the years ended February 28, 2005 and February 28, 2003, the potential effect of exercising stock options has not been included in the calculation of diluted loss per share because to do so would be anti-dilutive.

5.	Stock options

The Company’s share option plan (the “Option Plan”) is overseen by the Human Resources and Compensation Committee of the Board of Directors of the Company and is available to all full-time employees, officers and directors of the Company. An aggregate number of 2,168 (2004 — 2,248) common shares are reserved for issuance under the Option Plan.

Options to purchase common shares of the Company granted under the Option Plan vest at such time and on such terms as are determined by the Board of Directors. Options will be exercisable for a maximum of 10 years from the date of grant. Options generally vest as follows: 20% at each of the first three anniversary dates of the grant and the remaining 40% on the fourth anniversary of the grant. The exercise price of options granted is equal to the fair market value of the underlying common shares on the date of the grant.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

5.	Stock options (continued)

A summary of the changes in the Company’s Option Plan for the years ended February 28, 2005 and February 29, 2004 is as follows:

		2005		2004		2003

		Weighted		Weighted		Weighted
		average		average		average
	Number of	exercise	Number of	exercise	Number of	exercise
	options	price	options	price	options	price

Balance, beginning of year	1,006	$7.69	1,237	$7.91	1,199	$8.10
Options granted	65	7.25	46	6.74	240	5.33
Options exercised	(80)	8.41	(83)	3.44	(102)	3.87

Options cancelled	(36)	8.27	(194)	10.68	(100)	8.09

Balance, end of year	955	7.56	1,006	7.69	1,237	7.91

Exercisable, end of year	771	$7.96	674	$8.36	634	$8.82

As of February 28, 2005, options to acquire common shares issued and outstanding were as follows:

	Options outstanding			Options exercisable
		Weighted
	Number	average	Weighted	Number	Weighted
Range of	outstanding,	remaining	average	exercisable,	average
exercise	February 28,	contractual	exercise	February 28,	exercise
prices	2005	life (years)	price	2005	price

$4.92 - $5.95	338	2.98	$5.22	221	$5.26
$6.71 - $8.66	374	2.11	8.18	307	8.41
$9.85 - $10.20	243	0.33	9.86	243	9.86

	955	1.97	7.56	771	7.96

In December 2004 and February 2005, the Company amended its Option Plan to provide that if, but only if, a takeover bid is made for all of the FMC shares, the conditions to such bid are either waived or satisfied and the FMC shares are taken up and paid for pursuant to the bid, then all unvested options immediately become vested and holders of all options would then have the right to surrender their options to the Company for cancellation and receive a cash payment for each option in an amount at least equal to the excess, if any, of the value of the consideration offered for each FMC share over the exercise price of each option.

In February 2005, a takeover bid was made for all of the Company’s shares (note 18).

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

6.	Segmented information

Operating segments

The Company has five reportable operating segments, each of which has a separate operational management. Each of the five segments provides computer software and related services for investment management to institutional clients. The determination of operating segments is based on the identification of the core management teams which operate the Company’s business in its four principal geographic markets, Canada, the United States, Europe and Australia and its data business, Securities Valuation (“SVC”).

The accounting policies of the segments are the same as those described in the summary of significant accounting policies in note 1. The Company evaluates performance of its operating segments based on earnings from operations.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

6.	Segmented information (continued)

     Information by operating segment is as follows:

		FMC	FMC
	FMC	United	United	FMC			Consolidated
2005	Canada	Kingdom	States	Australia	SVC	Eliminations	total

Revenue:
Application services	$23,538	$6,781	$4,830	$477	$9,842	$–	$45,468
Licence sales	830	2,648	1,653	16	–	–	5,147
Licence maintenance	2,216	7,145	3,415	193	–	–	12,969
Professional services and other	2,648	2,632	2,338	711	1	–	8,330
Sales between operating segments	12,328	12	5	–	1,649	(13,994)	–

	$41,560	$19,218	$12,241	$1,397	$11,492	$(13,994)	$71,914

Earnings (loss) before the undernoted	$(4,862)	$1,889	$1,204	$(839)	$3,200	$–	$592

Depreciation	$(2,838)	$(144)	$(160)	$(59)	$(54)	$–	(3,255)

Other expense							(147)
Income taxes							(1,362)

Net loss							$(4,172)

Additions to property and equipment, net	$1,667	$84	$51	$18	$20	$–	$1,840

Goodwill	$–	$–	$–	$–	$367	$–	$367

Identifiable assets	$40,427	$8,648	$3,314	$934	$2,790	$–	$56,113

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

6.	Segmented information (continued)

		FMC	FMC
	FMC	United	United	FMC			Consolidated
2004	Canada	Kingdom	States	Australia	SVC	Eliminations	total

Revenue:
Application services	$22,381	$5,703	$6,131	$271	$10,011	$–	$44,497
Licence sales	542	2,149	1,737	258	–	–	4,686
Licence maintenance	2,070	6,311	3,551	134	–	–	12,066
Professional services and other	3,672	2,514	4,198	763	5	–	11,152
Sales between operating segments	12,153	23	25	–	1,775	(13,976)	–

	$40,818	$16,700	$15,642	$1,426	$11,791	$(13,976)	$72,401

Earnings (loss) before the undernoted	$3,560	$405	$1,020	$(612)	$3,274	$–	$7,647

Depreciation	$(3,284)	$(168)	$(252)	$(55)	$(58)	$–	(3,817)

Other income							177
Income taxes							(1,504)

Net earnings							$2,503

Additions to property and equipment, net	$3,015	$57	$147	$42	$13	$–	$3,274

Goodwill	$–	$–	$–	$–	$367	$–	$367

Identifiable assets	$36,067	$6,846	$4,119	$715	$4,736	$–	$52,483

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

6.	Segmented information (continued)

		FMC	FMC
	FMC	United	United	FMC			Consolidated
2003	Canada	Kingdom	States	Australia	SVC	Eliminations	total

Revenue:
Application services	$22,170	$5,805	$6,166	$135	$9,219	$–	$43,495
Licence sales	1,077	2,174	1,119	298	–	–	4,668
Licence maintenance	2,234	5,907	4,208	43	–	–	12,392
Professional services and other	4,733	4,940	5,767	316	9	–	15,765
Sales between operating segments	12,453	–	–	–	1,762	(14,215)	–

	$42,667	$18,826	$17,260	$792	$10,990	$(14,215)	$76,320

Earnings (loss) before the undernoted	$2,577	$213	$325	$(660)	$2,710	$–	$5,165

Depreciation	$(3,674)	$(212)	$(313)	$(70)	$(59)	$–	(4,328)

Other expenses							(149)
Income taxes							(1,141)

Net loss							$(453)

Additions to property and equipment, net	$1,521	$10	$74	$9	$89	$–	$1,703

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

6.	Segmented information (continued)

Geographic segments

The Company has operations primarily in Canada, the United States, Europe and Australia. Revenues below are attributed to geographic segments based on the location of the customer. Information by geographic segment is as follows:

			United			Consolidated
2005	Canada	Europe	States	Australia	Eliminations	total

Revenue:
Sales to third parties	$39,075	$19,206	$12,236	$1,397	$–	$71,914
Sales between geographic segments	13,977	12	5	–	(13,994)	–

	$53,052	$19,218	$12,241	$1,397	$(13,994)	$71,914

Property and equipment	$5,717	$425	$355	$79	$–	$6,576

Goodwill	$367	$–	$–	$–	$–	$367

			United			Consolidated
2004	Canada	Europe	States	Australia	Eliminations	total

Revenue:
Sales to third parties	$38,681	$16,677	$15,617	$1,426	$–	$72,401
Sales between geographic segments	13,928	23	25	–	(13,976)	–

	$52,609	$16,700	$15,642	$1,426	$(13,976)	$72,401

Property and equipment	$6,945	$510	$500	$128	$–	$8,083

Goodwill	$367	$–	$–	$–	$–	$367

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

6.	Segmented information (continued)

			United			Consolidated
2003	Canada	Europe	States	Australia	Eliminations	total

Revenue:
Sales to third parties	$39,442	$18,826	$17,260	$792	$–	$76,320
Sales between geographic segments	14,215	–	–	–	(14,215)	–

	$53,657	$18,826	$17,260	$792	$(14,215)	$76,320

7.	Financial instruments

The carrying values of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities approximate their fair values due to the relatively short periods to maturity of the instruments.

The Company does not have any significant concentrations of credit risk with any individual customer on an ongoing basis and the Company does not believe that it has any significant credit risk in any of the countries in which it operates.

Foreign exchange risk results from variations in exchange rates between the Canadian dollar and foreign currencies which affect the Company’s operating and financial results. The Company transacts a significant portion of its operations in U.S. dollars and U.K. pounds and did not use derivative instruments to reduce its exposure to the foreign exchange risk in 2005, 2004 or 2003.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

8.	Corporate transaction costs

During 2005, the Company was party to various corporate transaction agreements and purchase offers from Linedata Services S.A. (“Linedata”), 1066821 Ontario Inc., a company controlled by the Company’s President and Chief Executive Officer and SS&C Technologies Inc. (“SS&C”). For subsequent events relating to SS&C, refer to note 18.

The Company incurred various costs related to the above, as outlined below:

Investment advisor fees and other expenses	$2,599
Professional and legal fees	1,984
Linedata agreement termination fee	6,000

$10,583

Included in accounts payable and accrued liabilities is an amount of $8,165 related to the above costs.

9.	Realignment charge

In the fourth quarters of 2004 and 2003, the Company initiated and completed a realignment plan to streamline operations and optimize profitability and recorded realignment charges, substantially for the cost of severances of $738 and $904, respectively. The Company reduced its workforce by approximately 35 employees, or 8%, in 2004 and approximately 25 employees, or 5%, in 2003 under those initiatives. The following represents a continuity of the realignment accrual from March 1, 2002 to February 28, 2005.

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

9.	Realignment charge (continued)

Balance, March 1, 2002	$–
Realignment charge recorded in 2003	904
Payments made in 2003	(385)

Balance, February 28, 2003	519
Realignment charge recorded in 2004	738
Payments made in 2004	(754)

Balance, February 29, 2004	503
Realignment charge recorded in 2005	–
Payments made in 2005	(503)

Balance, February 28, 2005	$–

10.	Other income (expenses)

	2005	2004	2003

Interest income	$563	$613	$454
Foreign exchange loss	(710)	(436)	(512)
Other interest expense	–	–	(91)

	$(147)	$177	$(149)

FINANCIAL MODELS COMPANY INC.
Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

11.	Income taxes

(a)	The Company and its subsidiaries carry out activities in a number of countries. The income tax effect on operations depends on the income tax legislation in each country and the operating results of the Company and each subsidiary. The provision for income taxes reflects an effective income tax rate which differs from the Canadian corporate income tax rate as follows:

	2005	2004	2003

Combined basic Canadian federal and provincial income tax rate	35.7%	36.2%	37.7%

Income tax expense (recovery) based on above rate	$(1,003)	$1,450	$259
Increase (decrease) resulting from:
Lower rate on losses (earnings) of foreign subsidiaries	(174)	(123)	391
Adjustments to future income tax assets and liabilities for changes in enacted tax rates	–	(271)	192
Change in valuation allowance for future income tax assets	270	205	175
Income tax losses of foreign subsidiary not recorded	–	–	74
Non-deductible expenses	2,498	111	84
Non-taxable portion of investment tax credits	(191)	(53)	–
Large Corporations Tax	–	75	–
Other	(38)	110	(34)

	$1,362	$1,504	$1,141

Combined actual effective income tax rate	(48.5)%	37.5%	166.1%

FINANCIAL MODELS COMPANY INC.

Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

11.	Income taxes (continued)

(b)	Future income tax expense results from temporary differences in the recognition of income and expenses for income tax and financial statement reporting purposes. The sources and effects of those temporary differences are as follows:

	2005	2004	2003

Excess of income tax depreciation over financial statement amounts	$(31)	$(195)	$(333)
Use of benefit of income tax losses	(182)	829	418
Investment tax credits	313	80	–
Share issue costs	–	–	132
Valuation allowance	270	205	175
Non-deductible reserves	83	(105)	(107)

	$453	$814	$285

(c)	Income tax expense (recovery) consists of:

	Current	Future	Total

Year ended February 28, 2005:
Federal income taxes	$37	$336	$373
Provincial income taxes	22	14	36
Foreign income taxes	850	103	953

	$909	$453	$1,362

Year ended February 29, 2004:
Federal income taxes	$75	$599	$674
Provincial income taxes	28	418	446
Foreign income taxes	587	(203)	384

	$690	$814	$1,504

Year ended February 28, 2003:
Federal income taxes	$578	$328	$906
Provincial income taxes	252	150	402
Foreign income taxes	26	(193)	(167)

	$856	$285	$1,141

FINANCIAL MODELS COMPANY INC.

Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

11.	Income taxes (continued)

(d)	The tax effects of temporary differences that give rise to the future income tax assets and future income tax liabilities are as follows:

	2005	2004

Future income tax assets (liabilities):
Net operating loss carryforwards	$1,275	$1,117
Depreciation	757	726
Non-deductible reserves	129	213
Investment tax credits	(393)	(80)

	1,768	1,976

Valuation allowance	(1,155)	(885)

Net future income tax asset	$613	$1,091

(e)	At February 28, 2005, the Company has non-capital losses available to reduce future years’ taxable income in foreign jurisdictions of approximately $3,850 with no expiry date.

12.	Change in non-cash operating working capital

	2005	2004	2003

Accounts receivable	$795	$1,746	$3,067
Income taxes recoverable/payable	(173)	1,077	1,584
Prepaid expenses	210	(20)	176
Accounts payable and accrued liabilities	9,326	183	680
Deferred revenue	131	189	840

	$10,289	$3,175	$6,347

FINANCIAL MODELS COMPANY INC.

Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

13.	Commitments

(a)	The Company and its subsidiaries have entered into agreements to lease premises which expire at various dates to 2014. The annual rent of premises consists of a minimum rent plus realty taxes, maintenance, heat and certain other expenses. Minimum rent payable for premises in aggregate is as follows:

2006	$3,215
2007	3,043
2008	3,019
2009	2,726
2010	2,563
Thereafter	8,031

$22,597

(b)	Rent expense for the year ended February 28, 2005 was $3,484 (2004 — $3,183; 2003 — $3,343).

14.	Related party transactions

The Company incurred fees of nil (2004 — nil; 2003 — $10) from a company controlled by one of the directors.

The transactions are in the normal course of operations and are measured at the exchange amounts, being the amounts agreed to by the parties.

15.	Contingencies

In the normal course of operations, the Company may be subject to litigation, claims and counterclaims. Management believes that adequate provisions have been recorded in the accounts, where required. Although it is not possible to estimate the extent of potential costs, if any, management believes that the ultimate resolution of such contingencies would not have a material impact on the financial position of the Company.

FINANCIAL MODELS COMPANY INC.

Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

16.	Guarantees

Contingent liabilities in the form of letters of guarantee are provided to various third parties. At February 28, 2005, the Company had $152 (2004 — $166) in letters of guarantee outstanding (note 3).

The Company has provided routine indemnifications to its customers against liability if the Company’s products infringe on a third party’s intellectual property rights. The maximum exposure from these indemnifications cannot be reasonably estimated. In some cases, the Company has recourse against other parties to mitigate its risk of loss from these guarantees. Historically, the Company has made no payments relating to these indemnifications, and the Company is not subject to any pending litigation on this matter.

The Company records a liability for future warranty costs based on management’s estimate of probable claims under its product warranties, which are standard warranties regarding the functionality of products in accordance with stated specifications. Actual costs incurred have not been significant. The Company reviews the need for warranty accruals based on the terms of the warranty, which vary by customer and product, and historical experience.

FINANCIAL MODELS COMPANY INC.

Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

17.	Canadian and United States accounting policy differences

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles as applied in Canada (“Canadian GAAP”). The significant differences between Canadian GAAP and those applied in the United States (“U.S. GAAP”) are described below:

Consolidated statements of operations

The following table reconciles net earnings (loss) as reported in the accompanying consolidated statements of operations to net earnings (loss) that would have been reported had the consolidated financial statements been prepared in accordance with U.S. GAAP. In addition, U.S. GAAP requires the disclosure of a statement of comprehensive income (loss). Comprehensive income (loss) generally encompasses all changes in shareholders’ equity, except those arising from transactions with shareholders.

	2005	2004	2003

Net earnings (loss) in accordance with Canadian GAAP	$(4,172)	$2,503	$(453)
Compensation expense (a)	(22)	(37)	(60)
Foreign exchange (b)	–	(171)	203

Net earnings (loss) in accordance with U.S. GAAP	(4,194)	2,295	(310)

Other comprehensive earnings:
Change in cumulative translation adjustments	225	410	(123)

Comprehensive income (loss) for the year based on U.S. GAAP	$(3,969)	$2,705	$(433)

The following sets forth the computation of U.S. GAAP basic and diluted loss per share:

	2005	2004	2003

Basic and diluted earnings (loss) per share under U.S. GAAP	$(0.38)	$0.20	$(0.03)

Weighted average number of shares outstanding:
Basic	11,023	11,314	11,558
Diluted	11,023	11,404	11,558

FINANCIAL MODELS COMPANY INC.

Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

17.	Canadian and United States accounting policy differences (continued)

(a)	Stock-based compensation

In December 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 148, “Accounting for Stock-based Compensation — Transition and Disclosure — an amendment of FASB Statement No. 123” (“SFAS No. 148”), which amended the transitional provisions of SFAS No. 123, “Accounting for Stock-based Compensation” (“SFAS No. 123”), related to the timing of adoption of recognition of stock-based compensation under the fair value-based method. Effective March 1, 2003, the Company elected to prospectively expense employee stock-based compensation for purposes of both Canadian and U.S. GAAP using the fair value-based method for all awards granted or modified after March 1, 2003. The fair value at the grant date of stock options is estimated using the Black-Scholes option pricing model. Compensation expense is recognized over the stock option vesting period. During 2005, the Company has recorded stock-based compensation expense of $162 (2004 — $89).

Prior to the adoption of the fair value-based method, for U.S. GAAP purposes the Company used the intrinsic value method for accounting of stock-based compensation.

Prior to the adoption of the fair value method on March 1, 2003, the Company ceased the repurchase of unexercised options, at which time, variable plan accounting under the intrinsic value method ceased and a measurement date for valuing the options occurred. Deferred compensation at the measurement date continues to be amortized over the remaining vesting period of the options.

FINANCIAL MODELS COMPANY INC.

Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

17.	Canadian United States accounting policy differences (continued)

Certain additional disclosures required under U.S. GAAP are as follows:

Had compensation cost for stock options been determined under the provisions of SFAS No. 123, which utilizes a fair value-based method, the Company’s net earnings (loss) and earnings (loss) per share would have been increased to the following pro forma amounts:

	2005	2004	2003

Net earnings (loss), U.S. GAAP	$(4,194)	$2,295	$(310)
Add stock-based compensation expense included in reported net earnings (loss)	162	126	60
Deduct total stock-based compensation expense determined under fair value-based method for all awards	(453)	(852)	(1,005)

Pro forma net earnings (loss), U.S. GAAP	$(4,485)	$1,569	$(1,255)

Earnings (loss) per share, U.S. GAAP:
Basic, as reported	$(0.38)	$0.20	$(0.03)
Basic, pro forma	(0.41)	0.14	(0.11)
Diluted, as reported	(0.38)	0.20	(0.03)
Diluted, pro forma	(0.41)	0.14	(0.11)

For purposes of the pro forma disclosures, the fair value of each option grant is estimated on the date of grant using the following weighted average assumptions used for grants as follows:

	2005	2004	2003

Risk-free interest rate	4.07%	3.87%	4.74%
Expected dividend yield	–	–	–
Volatility	44.0%	48.0%	53.0%
Expected lives	5 years	5 years	5 years
Weighted average fair value of options granted	$3.20	$3.13	$2.78

FINANCIAL MODELS COMPANY INC.

Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

17.	Canadian and United States accounting policy differences (continued)

(b)	Foreign exchange

Under Canadian GAAP, a portion of the equity adjustment from cumulative foreign currency translation adjustments, included in shareholders’ equity, is required to be transferred to income whenever there is a reduction in the net investment in a foreign entity or repayment of foreign currency denominated, long-term inter-company loan. U.S. GAAP requires the transfer of a portion of this account to income only when the reduction in the net investment is due for sale or complete or substantially complete liquidation. While there may be differences in the timing of the recognition of such foreign exchange gains and losses under Canadian and U.S. GAAP, this difference in accounting has no effect on total shareholders’ equity.

(c)	Disclosure of allowance for doubtful accounts

U.S. GAAP requires the disclosure of the allowance for doubtful accounts included in accounts receivable. The allowance for doubtful accounts at February 28, 2005 was $421 (2004 — $650).

(d)	Disclosure of accrued liabilities

U.S. GAAP requires the separate disclosure of accrued liabilities. As at February 28, 2005, accrued liabilities were $5,841 (2004 — $3,391).

(e)	Earnings before the undernoted

U.S. GAAP requires that depreciation and other income (expenses) be included in the determination of operating income and does not permit disclosure of subtotals of the amounts of earnings before these items. Canadian GAAP permits the subtotals of the amounts of earnings before these items.

FINANCIAL MODELS COMPANY INC.

Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

17.	Canadian and United States accounting policy differences (continued)

(f)	Income taxes

Canadian GAAP requires government assistance for current operating expenses to be netted against the respective expenses on the consolidated statements of operations. U.S. GAAP requires that government assistance, in the form of tax credits, to be netted against income tax expense. For U.S. GAAP purposes, research and development expenses would increase by $1,411 and income taxes would decrease by $1,411 in 2005 (2004 — $363).

(g)	Consolidated statements of cash flows

Canadian GAAP permits the disclosure of a subtotal of the amount of funds provided by operations before changes in non-cash working capital items in the consolidated statements of cash flows. U.S. GAAP does not permit this subtotal to be included.

(h)	New United States accounting pronouncements

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). In December 2003, the FASB issued FIN 46R, which superseded FIN 46 and contains numerous exemptions. FIN 46R applies to financial statements of public entities that have or potentially have interests in entities considered special purpose entities for periods ended after December 15, 2003 and, otherwise, to interests in VIE for periods ending after March 31, 2004. VIE are entities that have insufficient equity and/or their equity investors lack one or more specified essential characteristics of a controlling financial interest. The guideline provides specific guidance for determining when an entity is a VIE and who, if anyone, should consolidate the VIE. The Company does not anticipate the adoption of this standard to have a material impact on the consolidated financial statements.

FINANCIAL MODELS COMPANY INC.

Notes to Consolidated Financial Statements (continued)
(In thousands of Canadian dollars, except per share amounts)

Years ended February 28, 2005, February 29, 2004 and February 28, 2003

18.	Subsequent events

In February 2005, the Company and SS&C entered into an acquisition agreement which set forth, among other things, the terms and conditions upon and subject to which SS&C would make an offer to purchase all of the FMC shares (the “SS&C Offer”). In March 2005, SS&C made such an offer. The SS&C Offer was open for acceptance until close of business on April 14, 2005 and approximately 99.8% of FMC’s shares were tendered into the SS&C Offer. SS&C acquired all of the remaining FMC Shares in May 2005.

Due to the amendments to the Company’s Option Plan disclosed in note 5 and the acquisition of the Company by SS&C in April 2005, the Company made cash payments totalling $9,658 for approximately 99.9% of the Company’s outstanding options. The related stock compensation expense was recorded by the Company in April 2005 at the time the FMC shares were taken up and paid for by SS&C.

On June 17, 2005, the Company amalgamated with 3099176 Nova Scotia Company and continued under the name of SS&C Technologies Canada Corp.